Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund 2
333-53240, 811-10255


The annual meeting of shareholders was held on July
28, 2009. The meeting was subsequently adjourned to September 1, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

 Common and MuniPreferred shares voting
together as a class
  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           14,582,404
                    1,870
   Against
                773,999
                          -
   Abstain
                413,083
                          -
   Broker Non-Votes
             4,706,237
                          -
      Total
           20,475,723
                    1,870



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           14,633,866
                    1,870
   Against
                697,157
                          -
   Abstain
                438,463
                          -
   Broker Non-Votes
             4,706,237
                          -
      Total
           20,475,723
                    1,870



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014926.